UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2015

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-357334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

460 East Swedesford Road, Suite 1050,

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Loan and Security Agreement with Hercules

On December 9, 2015, Egalet Corporation (the “Company”) entered into an amendment (the “Amendment”) to its existing loan and security agreement (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. and the several banks and other financial institutions or entities from time to time party to the Loan Agreement.  The Amendment provides that the interest-only period of the term loan will be extended for an additional six months to July 1, 2016.  The Amendment also provides that the interest-only period may be further extended to January 1, 2017, subject to the U.S. Food and Drug Administration’s acceptance of the Company’s new drug application for its product candidate ARYMOTM ER, formerly known as Egalet-001, the Company’s receipt of at least $5 million of product revenue for any consecutive three month period prior to June 30, 2016 and there being no default or event of default under the Loan Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

10.1

Amendment No. 3, dated December 9, 2015, to the Loan and Security Agreement by and among Egalet Corporation, Egalet US, Inc., Hercules Technology Growth Capital, Inc. and the several other banks, financial institutions and entities from time to time party thereto, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2015	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer